                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                _______________________________________________


                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  August 22, 1994


                           LDDS COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)


   Georgia                           0-11258                  58-1521612
(State or Other                  (Commission File          (I.R.S. Employer
Jurisdiction of                       Number)            Identification Number)
Incorporation)


                             515 East Amite Street
                        Jackson, Mississippi 39201-2702
                    (Address of Principal Executive Office)


Registrant's telephone number, including area code:  (601) 360-8600

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)     Financial Statements of Business Acquired.

                 The financial statements of the business to be acquired, WilTel Network Services, required by this item are contained in the financial statements and footnotes thereto listed in the Index on Page F-1 herein.

         (b)     Pro Forma Financial Information.

                 The pro forma financial information required by this item are contained in the financial statements and footnotes thereto listed in the Index on page F-1.

         (c)     Exhibits.

                 See Exhibit Index.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 1995


                                  LDDS COMMUNICATIONS, INC.


                                  By:  /s/ Scott D. Sullivan
                                           Scott D. Sullivan
                                           Treasurer and Chief Financial Officer

                         INDEX TO FINANCIAL STATEMENTS

                          Financial Statements                                           Page Numbers
                          --------------------                                           ------------
WilTel Network Services - for the fiscal years ended December 31,
         1994 and 1993:

         Report of Independent Auditors                                                       F-2
         Combined Balance Sheets                                                              F-3
         Combined Statements of Income                                                        F-5
         Combined Statements of Stockholder's Equity                                          F-6
         Combined Statements of Cash Flows                                                    F-7
         Notes to Combined Financial Statements                                               F-9

LDDS Communications, Inc. - for the fiscal year ended
         December 31, 1994:

         Pro Forma Combining Financial Statements                                             F-22
         Pro Forma Combining Balance Sheet as at
                 December 31, 1994                                                            F-23
         Pro Forma Combining Statement of Operations for
                 the fiscal year ended December 31, 1994                                      F-24
         Notes to Pro Forma Combining Financial Statements                                    F-25


                          [ERNST & YOUNG LETTERHEAD]





                         Report of Independent Auditors

The Board of Directors
Williams Telecommunications Group, Inc.

We have audited the accompanying combined balance sheets as of December 31, 1994 and 1993, of the corporations listed in Note 1, and the related combined statements of income, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the corporations' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at December 31, 1994 and 1993 of the corporations listed in Note 1, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                               ERNST & YOUNG LLP

Tulsa, Oklahoma
February 2, 1995

                            WilTel Network Services
                            Combined Balance Sheets

                                                       DECEMBER 31
                                                   1994          1993
                                                ------------------------
                                                       (Thousands)
ASSETS
Current assets:
  Cash and cash equivalents                     $  11,439     $    4,623
  Receivables, less allowance of $9,161 and
    $3,605, respectively (Note 12)                 81,613         71,583
  Accounts receivable - affiliates (Note 7)         1,462             82
  Income taxes receivable - affiliates
    (Note 3)                                            -          6,993
  Deferred income taxes - affiliates
    (Note 3)                                       12,555          6,638
  Inventories                                         164             90
  Prepaid expenses and other                        3,729          3,638
                                                ------------------------
Total current assets                              110,962         93,647
Property, plant and equipment - net
  (Notes 4 and 7)                                 786,548        749,443
Goodwill, customer lists and other
  intangibles (Notes 2 and 5)                      57,854         57,792
Other assets                                        1,454          1,750
                                                ------------------------
Total assets                                     $956,818       $902,632
                                                ========================

                                                       DECEMBER 31
                                                   1994          1993
                                                 -----------------------
                                                       (Thousands)
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable and bank overdrafts
    (Note 6)                                     $136,409      $  87,025
  Accounts payable - affiliates (Note 7)                -          5,205
  Accrued liabilities                              45,471         45,866
  Income taxes payable - affiliates (Note 3)       27,263              -
  Deferred revenue                                 47,919         42,929
  Other                                             2,060          1,354
                                                 -----------------------
Total current liabilities                         259,122        182,379

Deferred revenue (Note 8)                          51,040         57,139
Other liabilities                                  15,691         18,478
Deferred income taxes - affiliates
  (Note 3)                                         41,323         30,346
Due to affiliates, net (Note 9)                   359,590        439,244

Contingent liabilities and commitments
  (Notes 11 and 12)

Stockholder's equity:
  Common stock                                          4              3
  Capital in excess of par value                  168,696        161,998
  Retained earnings                                61,352         13,045
                                                 -----------------------
Total stockholder's equity                        230,052        175,046
                                                 -----------------------
Total liabilities and stockholder's equity       $956,818       $902,632
                                                 =======================


See accompanying notes.

                            WilTel Network Services

                         Combined Statements of Income




                                                 YEAR ENDED DECEMBER 31
                                                   1994          1993
                                                ------------------------
                                                       (Thousands)
Network Services revenues                        $921,813       $663,785
Costs and expenses:
  Network costs:
    Switched service costs                        301,099        161,227
    Leased line and capacity expense
      (Note 8)                                     53,438         51,048
    Dedicated access expense                       96,275         79,203
    Network depreciation                           75,134         70,978
    Other operating costs
      and expenses                                108,783        108,643
                                                ------------------------
                                                  634,729        471,099

Selling, general and administrative
  expenses:
    Selling                                        56,221         44,501
    General and administrative
      (Note 7)                                     58,993         52,096
    Provision (recoveries) for
      bad debts                                     5,665         (2,162)
    Depreciation and amortization                   9,059          7,906
                                                ------------------------
                                                  129,938        102,341
                                                ------------------------
Operating income                                  157,146         90,345

Interest accrued (Notes 7 and 9)                  (69,352)       (61,058)
Other income - net                                    424          3,627
                                                ------------------------
Income before income taxes                         88,218         32,914
Provision (credit) for income taxes
  (Note 3):
    Current:
      Federal                                      28,024          1,795
      State                                         6,827          1,533
                                                ------------------------
                                                   34,851          3,328
    Deferred:
      Federal                                       5,752          9,704
      State                                          (692)           280
                                                ------------------------
                                                    5,060          9,984
                                                ------------------------
                                                   39,911         13,312
                                                ------------------------
Net income                                      $  48,307      $  19,602
                                                ========================


See accompanying notes.

                            WilTel Network Services

                  Combined Statements of Stockholder's Equity

                                                               Capital in      Retained
                                                   Common      Excess of       Earnings
                                                    Stock      Par Value      (Deficit)        Total
                                                -------------------------------------------------------
                                                                      (Thousands)
Balance at December 31, 1992                           $2       $161,008       $ (6,557)      $154,453
  Capitalization of WilTel
    Undersea Cable, Inc.                                1              -              -              1
  Equity contributions                                  -            990              -            990
  Net income for 1993                                   -              -         19,602         19,602
                                                -------------------------------------------------------
Balance at December 31, 1993                            3        161,998         13,045        175,046
  Contribution of Digital
    Communications of America,
    Inc. by Williams (Note 2)                           1          5,225              -          5,226
  Equity contributions (including
    noncash amounts of $503)                            -          1,473              -          1,473
  Net income for 1994                                   -              -         48,307         48,307
                                                -------------------------------------------------------
Balance at December 31, 1994                           $4       $168,696        $61,352       $230,052
                                                =======================================================


See accompanying notes.

                            WilTel Network Services

                       Combined Statements of Cash Flows





                                                 YEAR ENDED DECEMBER 31
                                                   1994          1993
                                               -------------------------
                                                       (Thousands)
OPERATING ACTIVITIES
Net income                                     $   48,307     $   19,602
Adjustments to reconcile net income to
 net cash provided by operating
  activities:
    Depreciation                                   79,261         73,545
    Amortization of goodwill, customer
      lists and other intangibles                   4,932          5,339
    Provision for deferred
      income taxes                                  5,060          9,984
    Provision for bad debts, net
      of recoveries                                 5,665         (2,162)
    Sale of receivables                            45,000              -
    Changes in accounts receivable                (61,671)       (23,235)
    Changes in inventories                            (74)            57
    Changes in prepaids and
      other current assets                            (91)            82
    Changes in accounts payable
      and bank overdrafts                          30,210         38,003
    Changes in income taxes
      payable - affiliates                         34,256          3,165
    Changes in accrued liabilities                 (5,372)         4,935
    Changes in current deferred revenue             4,990          4,621
    Changes in other current liabilities              706           (111)
    Amortization of noncurrent
      deferred revenue                             (6,266)        (6,271)
    Other changes in noncurrent
      assets and noncurrent liabilities            (1,618)        (2,741)
                                               -------------------------
Net cash provided by operating activities         183,295        124,813

FINANCING ACTIVITIES
Principal payments on notes payable                  (478)           (44)
Decrease in amounts due to affiliates             (53,194)       (38,465)
Equity contributions received                         970            991
                                               -------------------------
Net cash used in financing activities             (52,702)       (37,518)

                            WilTel Network Services

                                                 YEAR ENDED DECEMBER 31
                                                   1994          1993
                                               -------------------------
                                                       (Thousands)
INVESTING ACTIVITIES
Property, plant and equipment:
  Capital expenditures                          $(142,801)     $(100,783)
  Proceeds from sales                               2,039         10,265
  Changes in accounts payable and accrued
    liabilities                                    16,985          3,288
                                               -------------------------
Net cash used in investing activities            (123,777)       (87,230)
                                               -------------------------
Increase in cash and cash equivalents               6,816             65
Cash and cash equivalents at
  beginning of year                                 4,623          4,558
                                               -------------------------
Cash and cash equivalents at
  end of year                                  $   11,439    $     4,623
                                               =========================


See accompanying notes.

                            WilTel Network Services

                     Notes to Combined Financial Statements

                           December 31, 1994 and 1993



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND ORGANIZATION

The accompanying combined financial statements represent the accounts of the Network Services operations of Williams Telecommunications Group, Inc. ("Williams Telecommunications") which includes domestic and international private line and switched long-distance services. Prior to January 5, 1995 Williams Telecommunications was a wholly owned subsidiary of The Williams Companies, Inc. ("Williams"). Network Services represents a combination of certain wholly owned subsidiaries of Williams Telecommunications, including WilTel, Inc., WilTel Undersea Cable, Inc., WilTel International, Inc. and Digital Communications of America, Inc. ("DCA"). WilTel Network Services ("Network Services") operates approximately 11,000 miles of digital fiber optic and microwave network, and has access to additional system miles through high-capacity lease and exchange arrangements with other carriers.

On January 5, 1995 LDDS Communications, Inc. ("LDDS") acquired the outstanding stock of the corporations comprising WilTel Network Services from Williams for approximately $2.5 billion in cash. Under terms of the agreement Williams retained tax assets and liabilities. Receivable and payable amounts due from or to affiliates were treated as contributions to capital. No adjustments have been recorded to the accompanying combined financial statements to reflect the terms of the agreement.

The accompanying combined financial statements do not include other businesses of Williams Telecommunications such as WilTel Communications Systems, Inc., a distributor of customer-premise equipment and data transmission equipment, VYVX, Inc., which provides video transmission links for television networks and other users, and WilTel Financial Corporation, a financial services company. All significant intercompany balances and transactions have been eliminated in the combination.

Network Services has material transactions with its affiliates. Network Services has various financing arrangements with Williams Telecommunications (Note 9), is included in Williams benefit plans (Note 10) and is charged by Williams for certain general and administrative expenses (Note 7).

At December 31, 1994 and 1993 WilTel, Inc., WilTel International, Inc. and WilTel Undersea Cable, Inc. each had 1,000 shares of $1.00 par common stock outstanding. DCA has 990 shares of $1.00 par common stock outstanding at December 31, 1994.

                            WilTel Network Services

                     Notes to Combined Financial Statements

                           December 31, 1994 and 1993



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include demand and time deposits, certificates of deposit, and other highly liquid marketable securities with maturities of three months or less when acquired. The carrying amount of these short-term investments approximates fair value, due to the short-term maturity of these instruments.

INVENTORIES

Inventories consist primarily of materials and supplies. Inventories are stated at the lower of cost, as determined by the first-in, first-out method, or market.

REVENUES AND RECEIVABLES

In accordance with industry practice, interexchange services are billed in advance and revenue is recognized in the period services are provided. Services billed and not yet earned are included in receivables and current deferred revenue. Switched services are billed to customers in arrears, based on actual per minute usage or actual services provided and revenue is recognized as services are provided.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is recorded at cost. Depreciation is provided on a straight-line basis over estimated useful lives. Gains arising from the 1986 and 1987 sales of leased-back properties are deferred and amortized over the lives of the leases as a reduction of network costs.

GOODWILL, CUSTOMER LISTS AND OTHER INTANGIBLES

Goodwill is amortized on a straight-line basis over periods ranging from 10 to 40 years. Customer lists and other intangibles are amortized on a straight-line basis over their estimated useful lives ranging from three to five years. Network Services periodically evaluates recoverability of all intangibles.

                            WilTel Network Services

                     Notes to Combined Financial Statements

                           December 31, 1994 and 1993



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Williams Telecommunications is included in Williams' consolidated federal income tax return. Tax payments between Williams Telecommunications, including Network Services, and Williams are governed by a tax-sharing agreement. The provision for income taxes in the accompanying financial statements is computed based on such tax-sharing agreement as if Network Services filed consolidated tax returns. Tax payments from Network Services to Williams Telecommunications are recorded as additions to due to affiliates - net.

Provision is made for deferred income taxes applicable to temporary differences between financial and taxable income.

2. ACQUISITION

In June 1994, Williams exchanged 185,000 shares of its common stock with a total value of $5,226,000 (based on market value at the exchange date) for all the common shares of DCA. The stock of DCA was contributed to Network Services. The transaction was accounted for as a purchase and contribution to Network Services. The transaction resulted in approximately $5 million of intangible assets.

3. INCOME TAXES

Deferred income taxes, accounted for under Financial Accounting Standards No. 109, result from temporary differences in the recognition and measurement of assets, liabilities, revenues and expenses for tax and financial statement purposes.

                            WilTel Network Services

                     Notes to Combined Financial Statements

                           December 31, 1994 and 1993



3. INCOME TAXES (CONTINUED)

Significant components of deferred tax liabilities and assets are as follows:


                                                      DECEMBER 31,
                                                   1994          1993
                                                  ----------------------
                                                       (Thousands)
Deferred tax liabilities:
  Property, plant and equipment                   $85,430        $88,846
  Other                                             3,310          2,177
                                                  ----------------------
Total deferred tax liabilities                     88,740         91,023

Deferred tax assets:
  Deferred revenue                                 28,063         30,465
  Accrued liabilities                               4,664          5,914
  State deferred taxes                              1,945          2,187
  Minimum tax credits                               7,242         16,790
  Other                                            18,058         11,959
                                                  ----------------------
Total deferred tax assets                          59,972         67,315
                                                  ----------------------
Net deferred tax liabilities                      $28,768        $23,708
                                                  ======================

Reconciliation from the provision for income taxes at the statutory rate to the actual provision for income taxes is as follows:


                                                 YEAR ENDED DECEMBER 31
                                                   1994          1993
                                                  ----------------------
                                                       (Thousands)
Provision at statutory rate                       $30,876        $11,520
Increases in taxes resulting from:
  State income taxes                                4,014          1,178
  Amortization of goodwill                          1,138            707
  Cumulative effect of rate
    increase                                            -            899
  Other                                             3,883           (992)
                                                  ----------------------
Provision for income taxes                        $39,911        $13,312
                                                  ======================

                            WilTel Network Services

                     Notes to Combined Financial Statements

                           December 31, 1994 and 1993



3. INCOME TAXES (CONTINUED)

Network Services has alternative minimum tax credits of approximately $7.2 million at December 31, 1994. All minimum tax credits have been utilized financially to reduce deferred income taxes.

4. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is summarized as follows:


                                                       DECEMBER 31
                                                   1994          1993
                                              --------------------------
                                                       (Thousands)
Cable                                         $   380,276     $  401,108
Circuit equipment                                 390,846        320,009
Rights-of-way                                     101,415        101,716
Buildings and leasehold improvements               56,856         55,985
Other network assets                               87,007         76,676
General office furniture and equipment             48,037         35,191
Construction-in-progress                           83,919         62,133
                                              --------------------------
                                                1,148,356      1,052,818
Accumulated depreciation and amortization         361,808        303,375
                                              --------------------------
                                              $   786,548     $  749,443
                                              ==========================

                            WilTel Network Services

                     Notes to Combined Financial Statements

                           December 31, 1994 and 1993



5. GOODWILL, CUSTOMER LISTS AND OTHER INTANGIBLES

A summary of goodwill, customer lists and other intangibles is as follows:


                                                       DECEMBER 31
                                                   1994          1993
                                                  ----------------------
                                                       (Thousands)
Goodwill attributable to the acquisition of
  Williams Telecommunications' minority
  interest                                        $49,971        $49,971
Goodwill attributable to the 1991 acquisition
  of Telesphere                                    14,916         14,916
Goodwill attributable to the acquisition of DCA     4,994              -
Customer lists attributable to the 1991
  acquisition of Telesphere                             -          4,600
Other customer lists and intangibles                    -          4,452
                                                  ----------------------
                                                   69,881         73,939
Less amortization                                  12,027         16,147
                                                  ----------------------
                                                  $57,854        $57,792
                                                  ======================

Customer lists and other intangibles were fully amortized during 1994.

6. ACCOUNTS PAYABLE

Williams Telecommunications, including Network Services, has a centralized cash management program. Certain cash accounts of Network Services reflect credit balances to the extent checks written have not been presented for payment. The amounts of these credit balances included in accounts payable are $16.3 million and $17.3 million at December 31, 1994 and 1993, respectively.

7. RELATED PARTY TRANSACTIONS

Williams Telecommunications and Network Services have financing arrangements in connection with various operating and investing activities (see Note 9).

                            WilTel Network Services

                     Notes to Combined Financial Statements

                           December 31, 1994 and 1993



7. RELATED PARTY TRANSACTIONS (CONTINUED)

Williams charges its subsidiaries for certain corporate general and administrative expenses which are directly traceable or allocable to the subsidiaries and other general corporate expenses based on the relationship of property, revenues, and payroll to those of other Williams' subsidiaries. Details of such charges in the accompanying financial statements are as follows:


                                                 YEAR ENDED DECEMBER 31
                                                   1994          1993
                                                  ----------------------
                                                       (Thousands)
Charges based on specific rates:
  Data processing                                 $13,594        $11,406
  Legal                                             2,078          2,178
Directly allocable costs                            3,973          3,479

Allocated general corporate expense                 6,968          6,103

The majority of the above costs are reflected in selling, general and administrative expenses. Portions of certain costs, particularly data processing, are included in other expense accounts or capitalized. Williams Telecommunications, including Network Services, had various other transactions with Williams and its subsidiaries in the ordinary course of business.

Prior to 1994, Network Services provided telecommunications and video transmission capacity to VYVX resulting in revenues of $15.1 million for 1993. Such capacity, for video transmission services, was provided at an arbitrary internal transfer price of 3.5 cents per circuit per route mile subject to certain minimum charges, installation fees and other factors.

Recognizing the unique nature of fiber optic capacity usage for video transmission, throughout the first half of 1994, Network Services developed the framework for conveying network capacity to VYVX. In June 1994, Network Services signed an agreement with VYVX, conveying to VYVX one restricted optic fiber strand throughout the entire Network Services fiber optic network, for video and radio transmission applications only, along with an interest in related optronics equipment, effective January 1, 1994. The sale price was approximately $30.6 million, based on an allocation of Network Services' historical cost net book value for the fiber and other network assets as of January 1, 1994 and the historical net book value of specific optronics equipment

                            WilTel Network Services

                     Notes to Combined Financial Statements

                           December 31, 1994 and 1993



7. RELATED PARTY TRANSACTIONS (CONTINUED)

sold as of January 1, 1994. The net book value cost allocation of the fiber and other network assets was made based on a ratio of fiber strand miles. Also considered in determining the sale price was VYVX's obligation to provide excess capacity to Network Services for the purpose of protection switching and redundancy free of charge, and at a rate of $0.01 per V&H VGE mile per month for resale purposes. The sale price was settled by a reduction of amounts due to affiliates.

Network Services continues to service and maintain the fiber strand and optronics owned by VYVX pursuant to a Service and Maintenance Agreement. VYVX pays Network Services for such system service and maintenance a fee of $1,604,000 annually, such fee to be adjusted for technology advances and every third year for inflation. VYVX is also responsible for paying its "one fiber strand equivalent share" of Network Services' annual lease payments under certain lease obligations for telecommunication facilities, including the sale/leaseback transactions discussed in Note 8. VYVX is entitled to participate in any lease renewal options and purchase options at the expiration of such lease terms to the extent of its "one fiber strand equivalent share" in such sale/leaseback transactions.

Network Services also has provided telecommunication services to Williams and its other operating businesses under numerous agreements the amounts of which have not been significant to Network Services' operations in the past.

Network Services provided telecommunication services to LDDS and its subsidiaries representing revenues of approximately $50 million and $41 million in 1994 and 1993, respectively.

8. LEASES

In prior years, Network Services completed three sale/leaseback transactions. Portions of the network with a net book value totaling $97 million were sold to institutional investors for an aggregate of $200 million and leased back over primary lease terms ranging from 15 to 20 years. The leases have fixed renewal options of from one to two and one-half years followed by ten-year fair market value renewal options. The leases contain purchase options at various times through 1999, or at the expiration of the primary term or any renewal term based upon fair market sale value. Williams has guaranteed payment of and performance under all three sale/leaseback transactions and maintains a letter of credit which, as of December 31, 1994, totaled approximately $28 million.

                            WilTel Network Services

                     Notes to Combined Financial Statements

                           December 31, 1994 and 1993



8. LEASES (CONTINUED)

These sale/leaseback transactions were accounted for as operating leases with the resulting gains recorded as deferred revenue and amortized over the initial lease terms. Amortization totaled $6.2 million for each of the years ended 1994 and 1993. This amortization has been netted against facility rentals which are included in leased line and capacity expense.

Future minimum annual rentals under all noncancelable operating leases at December 31, 1994 are payable as follows:


                                                                   Telecommunication
                                                 Tulsa                Facilities
                                               Corporate    ----------------------------
                                                Office          Sale/
                                                 Space       Leasebacks        Other          Other          Total
                                              ------------------------------------------------------------------------
                                                                            (Thousands)
1995                                             $  2,740      $  20,677      $  52,377       $  4,428      $  80,222
1996                                                2,715         22,008         29,103          3,349         57,175
1997                                                2,693         22,008         18,094          1,893         44,688
1998                                                2,691         23,509         16,516          1,397         44,113
1999                                                2,643         20,508         14,213            996         38,360
Thereafter                                         27,014         91,300         57,483          1,449        177,246
                                              ------------------------------------------------------------------------
Total minimum annual
 rentals                                          $40,496       $200,010       $187,786        $13,512       $441,804
                                              ========================================================================

As a result of the June 1994 single fiber strand conveyance, VYVX assumed its pro rata share of certain telecommunication facilities rental obligations noted above.

Prior to a sale in 1987 to an unrelated third party, the corporate office facilities in Tulsa, Oklahoma were owned by a Williams affiliate. Williams and its major subsidiaries entered into long-term leases for continued occupancy in such facilities. Network Services Tulsa corporate office space requirements have expanded in recent periods and involve lease terms extending through 2000-2014.

Total rent expense (net of amortization of deferred revenue) was $68.3 million and $57.0 million for the years 1994 and 1993, respectively. These amounts include rent of $1.8 million rebilled by Williams based on its cost from third parties in 1994 and 1993, respectively.

                            WilTel Network Services

                     Notes to Combined Financial Statements

                           December 31, 1994 and 1993



9. DUE TO  AFFILIATES - NET

Network Services' net amounts due to affiliates consist of unsecured payables and receivables with its parent, Williams Telecommunications. The payables are a result of business acquisition indebtedness which bears interest as noted below. The receivables consist of (1) noninterest bearing receivables resulting from the transfer of cash to its parent to be used to help finance its other business operations and (2) an interest bearing demand note from its parent resulting from the transfer of proceeds received in the sale of accounts receivable to its parent and (3) the amount resulting from the VYVX fiber conveyance, see Note 7. Interest income and expense are recorded as additions to the appropriate notes receivable or payable. Interest accrued, net of interest income, was $65.0 million and $55.7 million for the years 1994 and 1993, respectively.

A summary of these payables and receivables follows:


                                                   DECEMBER 31, 1994             DECEMBER 31, 1993
                                              ---------------------------------------------------------
                                               Interest                       Interest
                                                 Rate          Amount           Rate          Amount
                                              ---------------------------------------------------------
                                                             (Thousands)
Note payable, including  accumu-
  lated accrued interest, resulting
  from the 1989 LIGHTNET
  acquisition at a fixed interest
  rate                                             11.25%       $555,322         11.25%       $496,495
Note payable, including
  accumulated accrued
  interest, resulting from
  the 1987 LDX acquisi-
  tion at a prime interest rate                      8.5%        140,274          6.00%        130,497
Demand note receivable,
  including accumulated
  accrued interest, resulting
  from accounts receivable sale
  at a 90-day commercial paper
  interest rate plus 25 basis points                6.62%        (88,147)         3.91%        (39,693)
Due from affiliates -  Intercompany
  financing advances -  no interest                     -       (217,220)             -       (148,055)
Amount due from affiliate for
  conveyance - see Note 7                               -        (30,639)             -              -
                                                               ----------                    ----------
Net due to affiliates                                           $359,590                      $439,244
                                                               ==========                    ==========

                            WilTel Network Services

                     Notes to Combined Financial Statements

                           December 31, 1994 and 1993



9. DUE TO AFFILIATES - NET (CONTINUED)

There are no provisions nor priority for repayment of any of the above payables or receivables except, as mentioned in Note 1, the treatment of such items as contributed capital as a result of LDDS' acquisition of WNS. As of December 31, 1994 and 1993, the estimated fair value of the above net amounts due to affiliates exceeds book value by $149.2 million and $135.6 million, respectively. For purposes of determining fair value, amortization of the above net amounts was assumed on a straight-line basis over a ten-year period discounted at a rate equal to the ten-year Treasury note rate plus 125 basis points. This rate approximates Williams Telecommunications' interest cost for an issue of unsecured ten-year notes.

10. EMPLOYEE BENEFIT PLANS

Network Services is included in Williams' noncontributory defined benefit pension plan. Actual benefits are based on years of service and average final compensation. Pension costs are funded to satisfy minimum requirements prescribed by the Employee Retirement Income Security Act of 1974. Pension expense of Network Services was $4,608,000 and $2,728,000 in 1994 and 1993, respectively.

Network Services is included in Williams' defined contribution plans covering substantially all employees. Contributions are based on employees' compensation and, in part, match employee contributions with investments in Williams' common stock. Network Services' contributions to these plans totaled $3,038,000 and $2,656,000 in 1994 and 1993, respectively.

Network Services is included in Williams' health care plan that provides postretirement medical benefits to retirees who are participants in the Williams pension plan, were employed full time, hired prior to January 1, 1992, have worked five years, and attained age 55 while in service with Williams. Postretirement medical expense was $1,587,000 and $1,500,000 in 1994 and 1993, respectively.

In November 1992, the FASB issued FAS No. 112, "Employers' Accounting for Postemployment Benefits." The statement establishes standards of financial accounting for the estimated cost of benefits provided by an employer to former or inactive employees after employment, but before retirement. The effect of adopting this statement effective January 1, 1994 on Network Services' financial position or results of operations was not significant.

                            WilTel Network Services

                     Notes to Combined Financial Statements

                           December 31, 1994 and 1993



10. EMPLOYEE BENEFIT PLANS (CONTINUED)

Prior to May 1994 Williams Telecommunications had an incentive compensation plan which provided for deferred cash awards to certain employees based upon operating results. These awards had been accrued during the appropriate periods. In May 1994 the plan was terminated with Williams entering into agreements with the prior plan participants for the granting of deferred shares of Williams common stock. The cash awards from the previous plan were paid in late 1994. The deferred shares were to be amortized to expense over vesting periods from three to five years. The acquisition of WilTel Network Services by LDDS on January 5, 1995 resulted in full vesting of the deferred shares along with the granting of additional shares to the participants as a result of the value realized by Williams from such sale. Such accelerated vesting and additional shares represent a continuing obligation of Williams.

11. CONTINGENT LIABILITIES AND COMMITMENTS

On January 8, 1992, an individual purporting to represent a class of landowners in Illinois, and potentially in other states, filed a class action suit in Illinois against Williams Pipe Line Company ("WPL") and WTG-West, Inc. (a predecessor to WilTel, Inc.) alleging that WTG-West installed its fiber optic telecommunication system without first securing a proper easement. On April 15, 1994, a similar class action suit was filed in Missouri against WPL and WTG-West and on April 27, 1994, a similar class action suit was filed in Iowa against WPL and WTG-West. A settlement in these cases was reached during 1994 which will require total payments of approximately $5 million which have been capitalized as right-of-way cost.

On February 10, 1993, AT&T filed an action in U.S. District Court in Washington, D.C. against Williams Telecommunications seeking damages resulting from business allegedly lost by AT&T due to Williams Telecommunications' failure to file tariffs or adhere to tariffs that were filed and to require Williams Telecommunications to file lawful tariffs. On March 5, 1993, WilTel, Inc. brought an action in U.S. District Court in Tulsa, Oklahoma, challenging AT&T's tariffing and marketing practices, including AT&T's mail campaign directed to WilTel, Inc.'s customers in which AT&T claimed that WilTel, Inc.'s contracts with its customers were unlawful and unenforceable. The latter action was transferred to the U.S. District Court for the district of the District of Columbia and both cases have been stayed pending action by the FCC in proceedings involving other carriers regarding whether such carriers are liable for damages allegedly resulting from failure to file tariffs.

                            WilTel Network Services

                     Notes to Combined Financial Statements

                           December 31, 1994 and 1993



11. CONTINGENT LIABILITIES AND COMMITMENTS (CONTINUED)

In connection with its 1992 settlement with a major customer the Company gave a credit guaranty of payment by the customer for $6 million to an equipment vendor in exchange for ownership in equipment, software and licenses previously owned by the vendor and utilized by the Company and the customer. The guaranty supports a note payable on which the customer is required to make monthly payments through mid-1997. The guaranty is secondary to an unconditional guaranty of payment obligations provided by an affiliate of the customer. As of December 31, 1994 the guaranty has declined to $3.7 million as a result of payments made by the customer. The Company believes that it will not have to perform under this guaranty.

Williams Telecommunications, including its subsidiaries, is a party to various other claims, legal actions, and complaints arising in the ordinary course of business. In the opinion of management after consultation with counsel, the ultimate resolution of all claims, legal actions and complaints, after consideration of amounts accrued, insurance coverage or other indemnification arrangements, will not have a material adverse financial effect upon Network Services.

Williams Telecommunications is committed under various long-term contracts for the purchase and sale of services necessary for the normal conduct of business. These commitments approximate $24 million at December 31, 1994.

12. OTHER FINANCIAL INFORMATION

Williams Telecommunications, including Network Services, is a party to transactions and arrangements that involve financial investments and have off-balance-sheet risk.

During 1991 Network Services sold, with limited recourse, certain receivables and received proceeds of approximately $35 million. No net proceeds were received in 1993. During 1994 a new facility was entered into which increased the aggregate limit to $80 million. At December 31, 1994, $80 million of receivables had been sold. At December 31, 1994 the purchaser owns a 76.7% undivided interest in a $191.0 million pool of receivables which includes the $80 million of receivables sold as of that date.

As a general policy, collateral is not required for receivables, however, the financial condition and creditworthiness of customers are routinely evaluated.

                    PRO FORMA COMBINING FINANCIAL STATEMENTS

         The following unaudited Pro Forma Combining Balance Sheet as of December 31, 1994 and the unaudited Pro Forma Combining Statement of Operations for the year ended December 31, 1994 illustrate the effect of LDDS' acquisition of Williams Telecommunications Group, Inc. ("WilTel") for $2.5 billion in cash (the "WilTel Acquisition") and the financing thereof. Pursuant to the terms of the acquisition agreement, LDDS acquired WilTel for cash payments of approximately $2.5 billion on January 5, 1995. The WilTel Acquisition is accounted for as a purchase.

         These Pro Forma Combining Financial Statements should be read in conjunction with the historical financial statements of LDDS and the network services operations of WilTel, which are set forth elsewhere herein.

         The Pro Forma Combining Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transactions occurred as of the dates indicated above nor do they purport to indicate results which may be attained in the future.

                   LDDS COMMUNICATIONS, INC. AND SUBSIDIARIES
                     PRO FORMA COMBINING BALANCE SHEETS (1)
                            As of December 31, 1994

                           (In Thousands of Dollars)


                                                                                                                   LDDS/Wiltel
                                                             LDDS             WilTel              Pro Forma         Pro Forma
                                                           Historical (2)    Historical (2)      Adjustments         Combined
                                                       --------------   ----------------   ---------------      ----------------
Current assets                                         $      589,426   $        110,962   $       (12,555) (3) $        686,371

                                                                                                    (1,462) (3)
Property and equipment, net                                   626,667            786,548                               1,413,215

Excess of cost over net tangible assets acquired,
  net of accumulated amortzation                            2,070,709             57,854          1,969,830 (4)        4,098,393
Other assets                                                  143,390              1,454             45,000 (5)          189,844
                                                       --------------   ----------------   ---------------      ----------------
Total assets                                           $    3,430,192   $        956,818   $      2,000,813     $      6,387,823
                                                       ==============   ================   ===============      ================


Current liabilities                                    $      710,655   $        259,122   $       (27,263) (3) $        942,514
Long-term debt                                                788,005            359,590          (359,590) (3)        3,447,046
                                                                                                  2,659,041 (6)
Deferred taxes                                                      -             41,323           (41,323) (3)                -
Other liabilities                                             104,362             66,731                                 171,093

Shareholders' investment:
  Series 1 preferred stock                                        109                  -                                     109
  Series 2 preferred stock                                         20                  -                                      20
  Common stock                                                  1,596                  4                (4) (7)            1,596
  Additional paid-in capital                                1,772,882            168,696          (168,696) (7)        1,772,882

  Retained earnings                                            52,563             61,352           (61,352) (7)           52,563
                                                       --------------   ----------------   ---------------      ----------------
        Total shareholders' investment                      1,827,170            230,052          (230,052)            1,827,170
                                                       --------------   ----------------   ---------------      ----------------
Total liabilities and shareholders' investment         $    3,430,192   $        956,818   $      2,000,813     $      6,387,823
                                                       ==============   ================   ===============      ================

                           LDDS COMMUNICATIONS, INC.
                     CONSOLIDATED STATEMENTS OF INCOME (1)
                     (In Thousands, Except Per Share Data)

                      For the Year Ended December 31, 1994

                                                                                                                   LDDS/Wiltel
                                                            LDDS             WilTel              Pro Forma          Pro Forma
                                                          Historical (2)    Historical (2)      Adjustments         Combined
                                                      ---------------  -----------------  ----------------     -----------------
Revenues                                              $    2,220,765   $        921,813   $       (74,584) (8) $      3,067,994
                                                      ---------------  -----------------  ----------------     -----------------
Operating expenses:
  Line costs                                               1,447,633            450,812           (74,584) (8)        1,823,861
  Selling, general and administrative                        432,360            229,662                  -              662,022
  Depreciation and amortization                              163,828             84,193             50,000 (9)          305,521
                                                                                                     7,500 (10)
  Provision to reduce carrying value of certain assets        48,500                  -                  -               48,500
  Direct merger costs                                         15,002                  -                  -               15,002
  Restructuring and other charges                             43,704                  -                  -               43,704
                                                      ---------------  -----------------  ----------------     -----------------
        Total                                              2,151,027            764,667           (17,084)            2,898,610
                                                      ---------------  -----------------  ----------------     -----------------
Operating income                                              69,738            157,146           (57,500)              169,384
Other income (expense):
  Interest expense                                          (47,303)           (69,352)             69,352 (11)       (222,568)
                                                                                                 (184,269) (12)
                                                                                                     9,004 (13)
  Shareholder litigation settlement                         (76,000)                  -                  -             (76,000)
  Miscellaneous                                                5,223                424                  -                5,647
                                                      ---------------  -----------------  ----------------     -----------------
Income before income taxes                                  (48,342)             88,218          (163,413)            (123,537)
Provision for income taxes                                    73,816             39,911           (62,097) (14)          51,630
                                                      ---------------  -----------------  ----------------     -----------------
Net income (loss) before extraordinary item                (122,158)             48,307          (101,316)            (175,167)
Extraordinary item (net of income taxes )                          -                  -                  -                    -
                                                      ---------------  -----------------  ----------------     -----------------
Net income (loss)                                          (122,158)             48,307          (101,316)            (175,167)
                                                      ---------------  -----------------  ----------------     -----------------
Preferred dividend requirement                                27,766                  -                  -               27,766
                                                      ---------------  -----------------  ----------------     -----------------
Net income applicable to common shareholders          $    (149,924)   $         48,307   $      (101,316)     $      (202,933)
                                                      ===============  =================  ================     =================

Earnings per common share:
    Primary                                           $       (0.95)                                           $         (1.29)
                                                      ===============                                          =================
    Fully Diluted                                     $       (0.95)                                           $         (1.29)
                                                      ===============                                          =================


Shares Outstanding:
    Primary                                                  157,805                                                    157,805
    Fully Diluted                                            157,805                                                    157,805

               NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS

1. The pro forma financial data do not give effect to any potential cost savings and synergies that could result from the WilTel Acquisition. The pro forma data are not necessarily indicative of the operating results or financial position that would have occurred had the WilTel Acquisition been consummated at the dates indicated, nor necessarily indicative of future operating results or financial position.

2.       These columns represent the historical results of operations.

3. These adjustments represent the elimination of certain assets and liabilities of WilTel that LDDS did not acquire as part of the WilTel Acquisition as set forth in the acquisition agreement. The assets and liabilities excluded include tax asset and liability accounts with affiliates, accounts payable to affiliates and amounts due from affiliates, which consist of unsecured payables and receivables of WilTel with Williams.

4. This adjustment reflects the excess of cost over net tangible assets acquired in the WilTel Acquisition. For purposes of allocating the acquisition costs among the various assets acquired, LDDS has considered the carrying value of the acquired assets to approximate their fair value, with all of the excess of such acquisition costs being attributed to goodwill.

5. This adjustment reflects the capitalization of fees incurred to obtain the new credit facilities (see Note 6).

6. This adjustment represents the incremental borrowings under the $3.41 billion credit facility for the purpose of financing the WilTel Acquisition and its related costs, including the estimated capital expenditure adjustment and current ratio adjustment which will be computed as per the acquisition agreement.

7. These adjustments represent the elimination of WilTel's shareholders investment accounts.

8. These adjustments eliminate the revenues and corresponding line costs attributable to the intercompany traffic between LDDS and WilTel.

9. This adjustment reflects amortization over 40 years of the excess of cost over net tangible assets acquired in the WilTel Acquisition (see
         Note 4).

10. This adjustment reflects the amortization over 6 years of capitalized fees incurred to obtain the new credit facilities (see Note 5).

11. These adjustments represent interest savings to LDDS, as it did not acquire any of WilTel's debt in the WilTel Acquisition (see Note 3).

12. This adjustment represents the recognition of interest expense on the additional borrowing of LDDS to fund the WilTel Acquisition and related costs (see Note 6). The interest expense was calculated at an assumed rate of interest of approximately 6.7%. A change of 1/8% in the assumed rate would affect interest expense by $3.5 million for the year ended December 31, 1994.

13. This adjustment reflects the interest savings resulting from the replacement of LDDS' $123.0 million Senior Notes with the new credit facilities (see Note 5).

14. These adjustments represent the tax effect of adjustments due to inclusion of the acquired operations. The tax provisions were calculated at a combined federal and state rate of 38% applied to items impacting taxable income.

15. Pro forma per share data are calculated using the pro forma net loss applicable to the common shareholders divided by the pro forma weighted average common shares outstanding. Common equivalent shares were not considered in the calculation of pro forma per share data, as their inclusion would be anti-dilutive.

                                 EXHIBIT INDEX

                                                                                                       PAGE
    EXHIBIT NO.                                     DESCRIPTION                                       NUMBER
    -----------                                     -----------                                       ------
        2.1        Stock Purchase Agreement by and among LDDS, The Williams Companies, Inc. and
                   WTG Holdings, Inc., dated as of August 22, 1994 (incorporated herein by reference to Exhibit 2.2 to the Quarterly Report on Form 10-Q filed by LDDS
                   (File No. 0-11258) for the quarter ended September 30, 1994)*

        2.2        Amendment Number 1 to the Stock Purchase Agreement by and among LDDS, The
                   Williams Companies, Inc. and WTG Holdings, Inc., dated as of December 27,
                   1994 (incorporated herein by reference to Exhibit 2.3 to LDDS' Current
                   Report on Form 8-K dated December 30, 1994 (File No. 0-11258))
       23.1        Consent of Ernst & Young LLP




_______________
* The Registrant hereby agrees to furnish supplementally a copy of any omitted schedules to this Agreement to the Securities Exchange Commission upon its request.




                                      4